                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  Confidential, for Use of the
                                                Commission Only (as permitted
[_]  Definitive Proxy Statement                 by Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[X]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                 PROVANT, INC.
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               (Name of Registrant as Specified In Its Charter)

                PROVANT COMMITTEE TO RESTORE SHAREHOLDER VALUE
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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:



     (2) Aggregate number of securities to which transaction applies:



     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



     (4) Proposed maximum aggregate value of transaction:



     (5) Total fee paid:


[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:



     (2) Form, Schedule or Registration Statement No.:



     (3) Filing Party:



     (4) Date Filed:

                PROVANT COMMITTEE TO RESTORE SHAREHOLDER VALUE

                    Information Concerning the Participants
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     The following persons may be deemed participants in any solicitation of proxies by the Provant Committee to Restore Shareholder Value with respect to the 2001 annual meeting of shareholders of Provant, Inc. (the "Company").

 . Provant Committee to Restore Shareholder Value. The Committee is an unincorporated association that does not have any officers or employees and does not beneficially own any securities of the Company. Except for the interests of its members, the Committee has no direct or indirect interest in any matter expected to be acted upon at the Company's 2001 annual meeting.

 . Michael J. Davies. Mr. Davies may be deemed to be the beneficial owner of 339,572 shares of common stock, par value $.01 per share (the "Common Stock") of the Company (excluding any shares of Common Stock beneficially owned by the other members of the Committee that Mr. Davies may be deemed to own beneficially). Other than his interest as a security holder of the company, Mr. Davies has no direct or indirect interest in any matter expected to be acted upon at the Company's 2001 annual meeting.

 . Philip Gardner. Mr. Gardner may be deemed to be the beneficial owner of 300,761 shares of Common Stock (excluding any shares of Common Stock beneficially owned by the other members of the Committee that Mr. Gardner may be deemed to own beneficially). Other than his interest as a security holder of the company, Mr. Gardner has no direct or indirect interest in any matter expected to be acted upon at the Company's 2001 annual meeting.

 . Ralf Leszinski. Mr. Leszinksi may be deemed to be the beneficial owner of 641,892 shares of Common Stock (excluding any shares of Common Stock beneficially owned by the other members of the Committee that Mr. Leszinski may be deemed to own beneficially). Other than his interest as a security holder of the company, Mr. Leszinski has no direct or indirect interest in any matter expected to be acted upon at the Company's 2001 annual meeting.

 . Dominic J. Puopolo. Mr. Puopolo may be deemed to be the beneficial owner of 798,242 shares of Common Stock (excluding any shares of Common Stock beneficially owned by the other members of the Committee that Mr. Puopolo may be deemed to own beneficially). Other than his interest as a security holder of the company, Mr. Puopolo has no direct or indirect interest in any matter expected to be acted upon at the Company's 2001 annual meeting.

 . Carl von Sternberg. Mr. von Sternberg may be deemed to be the beneficial owner of 408,985 shares of Common Stock (excluding any shares of Common Stock beneficially owned by the other members of the Committee that Mr. von Sternberg may be deemed to own beneficially). Mr. von Sternberg's wife is a party to a consulting sub-contract for the benefit of Star Mountain, Inc., an indirect subsidiary of the Company, pursuant to which she is entitled to payments in the amount of $35,000. Other than his interest as a security holder of the company and his indirect interest in his wife's consulting sub-contract, Mr. von Sternberg has no direct or indirect interest in any matter expected to be acted upon at the Company's 2001 annual meeting.

In connection with its solicitation of proxies with respect to the Company's 2001 annual meeting, the Committee will file with the Securities and Exchange Commission (the "SEC"), and will furnish to security holders of the Company, a proxy statement, which security holders are advised to read because it will contain important information. Security holders may obtain a free copy of such proxy statement (when available) and other related documents filed by the Committee and the Company at the SEC's website at www.sec.gov. When available the proxy statement may also be obtained by contacting Epic Partners, at 116 West 23rd Street, 5th floor, New York NY 10011, (646) 375-2123.


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